WESTERN ALLIANCE BANCORPORATION
PERFORMANCE STOCK UNIT AGREEMENT

Western Alliance Bancorporation (the “Company”) has granted to the Participant named in the Notice of Grant of Stock Units (the “Grant Notice”) to which this Performance Stock Unit Agreement (the “Agreement”) is attached an Award consisting of Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the Western Alliance Bancorporation 2005 Stock Incentive Plan, as amended and restated effective April 7, 2023 (the “Plan”), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan (the “Plan Prospectus”) in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Plan, (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under the Grant Notice, this Agreement or the Plan.
1.    Definitions and Construction.
1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
(a)    "Competing Line of Business” means a business that involves a product or service offered by anyone other than the Company that would replace or compete with any product or service offered or to be offered by the Company with which the Participant had involvement or substantial knowledge while employed by the Company (unless the Company and its subsidiaries are no longer engaged in or planning to engage in that line of business).
(b)    “Plan Administrator” shall mean the Compensation Committee of the Board.
(c)    “Qualified Retirement” means the voluntary resignation of an individual who is (i) at least sixty (60) years old, (ii) has provided at least ten (10) years of Service, (iii) does not take a job with another financial services company or participate in a Competing Line of Business during the Performance Period, and (iv) enters into and does not terminate a Consulting Agreement with the Company, substantially in the form attached hereto as Exhibit A, effective as of the date of such voluntary resignation as an employee, provided that the individual has provided the Company with at least [six (6)] [For Mr. Vecchione: nine (9)] months’ advance written notice of the individual’s intent to resign.
(d)    “Stock Unit” means, if such Stock Unit is then a Vested Stock Unit, a right to receive on the Settlement Date one (1) share of Stock or, at the sole discretion of the Plan Administrator, an amount in cash equal to the Fair Market Value of one (1) share of Stock, as of the Settlement Date.

1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive unless the context clearly requires otherwise.
2.    Administration.
All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Plan Administrator. All determinations by the Plan Administrator shall be final and binding upon all persons having an interest in the Award. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided that such officer has apparent authority with respect to such matter, right, obligation, or election. The Company intends that compensation provided pursuant to the Award shall not be treated as nonqualified deferred compensation for purposes of Section 409A of the Code pursuant to the exclusion of “short-term deferrals” as defined by Section 1.409A-1(b)(4) thereunder, and the provisions of this Agreement shall be construed and administered in a manner consistent with this intent.
3.    The Award.
3.1    Grant of Stock Units. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, a right to receive a number of Stock Units as set forth in the Grant Notice, subject to adjustment as provided in Section 10. The number of Stock Units ultimately earned by the Participant, if any, shall be that number of Stock Units which become Vested Stock Units.
3.2    No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Stock Units or shares of Stock issued upon settlement of the Stock Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company (or any Affiliate) or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company (or any Affiliate) or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Stock Units.
4.    Certification of Plan Administrator.
4.1    Level of Performance Measure Attained. As soon as practicable following completion of the Performance Period, and in any event prior to the Settlement Date, the Plan Administrator shall certify in writing the level of Performance Measures obtained during the Performance Period and the resulting number of Stock Units which have become Vested Stock Units on the Vesting Date, in accordance with Exhibit B, subject to the Participant’s continued Service until the Vesting Date, except as otherwise provided in Section 5. The Company shall promptly notify the Participant of the determination by the Plan Administrator.

5.    Vesting of Stock Units.
5.1    In General. Except as provided by this Section 5 and Section 9, the Stock Units shall vest and become Vested Stock Units as provided in Exhibit B and certified by the Plan Administrator.
5.2    Effect of Death or Termination Due to Disability. In the event of the Participant’s death or termination of Service due to Disability, prior to the Vesting Date, then on the Vesting Date, the number of Stock Units determined to be Vested Stock Units, if any, without regard to such termination of Service shall be prorated on the basis of the number of days during the Performance Period and prior to the Vesting Date that the Participant was a Service Provider prior to such death or termination of Service due to Disability. Any pro rata vesting of Stock Units upon a Participant’s death or termination of Service due to Disability is effective only upon the Vesting Date and the Company’s achievement of at least the threshold Performance Measures, as set forth in Exhibit B, except as provided by Section 9.1. If the Participant experiences a termination of Service due to Disability and the Participant does not satisfy the definition of Disability at any point during the vesting period, any unvested Stock Units shall be forfeited as provided below.
5.3    Effect of Qualified Retirement. In the event of the Qualified Retirement of the Participant prior to the Vesting Date, then on the Vesting Date, [the number of Stock Units determined to be Vested Stock Units, if any, without regard to such termination of Service shall be prorated on the basis of the number of days during the Performance Period and prior to the Vesting Date that the Participant was a Service Provider prior to such Qualified Retirement. Any pro rata vesting of Stock Units upon a Qualified Retirement is effective only upon the Vesting Date and] [For Mr. Vecchione: the Stock Units shall vest and become Vested Stock Units,] conditioned on (i) the Company’s achievement of at least the threshold Performance Measures, as set forth in Exhibit B, except as provided by Section 9.1, and (ii) the Participant continuing to satisfy the definition of a Qualified Retirement for the entirety of the Performance Period. If the Participant does not satisfy the definition of Qualified Retirement at any point during the Performance Period, all outstanding Stock Units shall be forfeited as provided below. For the avoidance of doubt, the only available remedy under this Agreement for failure to satisfy the definition of Qualified Retirement, including the definitional requirement that the Participant does not take a job with another financial services company or participate in a Competing Line of Business during the Performance Period, is the cancelation of the outstanding Stock Units, and not, for example, enforcement of that requirement through injunction or similar action.  In addition, if such feature of the Qualified Retirement definition is determined to be invalid or unenforceable as to the Participant by judicial or arbitral decision, then the Qualified Retirement provisions herein shall not be applicable in any manner to the Participant.
6.    Termination of Service; Forfeiture of Unvested Stock Units.
Except as provided by Section 5 and Section 9, in the event that the Participant’s Service terminates prior to the Vesting Date for any reason or no reason, with or without cause, the Participant shall immediately forfeit all outstanding Stock Units under this Award. The Participant shall not be entitled to any payment for such forfeited Stock Units.

7.    Settlement of the Award.
7.1    Issuance of Shares of Stock. Subject to the provisions of Section 7.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Stock Unit one (1) share of Stock or, at the Committee’s discretion, pay to the Participant a sum of cash equal to the Fair Market Value of one (1) share of Stock. Shares of Stock issued in settlement of Stock Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 8 or the Company’s Insider Trading Policy.
7.2    Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the Award. Except as provided by the preceding sentence, a certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
7.3    Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state law or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
7.4    Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award. Any fractional share resulting from the determination of the number of Vested Stock Units shall be rounded down to the nearest whole number, or, at the Committee’s discretion, settled in cash.
8.    Tax-Related Items.
8.1    Participant Responsible for Tax-Related Items. Regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount (if any) withheld by the Company. The Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Units, including but not limited to the grant, vesting, or payment of the Stock Units, (ii) does not commit to and is under no obligation to structure the terms of the Award or any aspect of the Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any specific tax result and (iii) does not commit to and is under no obligation to use a withholding method for Tax-Related Items which results in the most favorable or any particular tax treatment for the Participant. If the Participant becomes subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
8.2    Tax Withholding. In the event the Company determines that it must withhold any Tax-Related Items, the Participant agrees, as a condition of the grant of the Stock Units, to make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements by all legal means, including, but not limited to, withholding any applicable Tax-Related Items from the payment of the Stock Units (based on the fair market value of the shares on the applicable date for determining the tax withholding obligations). In addition, the Participant authorizes the Company to fulfill its withholding obligations by all legal means, including, but not limited to, withholding Tax-Related Items from the Participant’s wages, salary, other cash compensation, and any cash payment in settlement of any portion of the Award, in an amount which does not exceed the maximum statutory tax rate in the applicable jurisdiction. The Company may refuse to pay out any Vested Stock Units if the Participant fails to comply with any obligations in connection with the Tax-Related Items. Notwithstanding the foregoing, if the Participant is subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Company will withhold in shares of Stock upon the relevant withholding event, unless otherwise determined by the Committee.
9.    Corporate Transaction.
9.1    Effect of Corporate Transaction on the Award. In the event of a Corporate Transaction prior to the completion of the Performance Period, the Vesting Date shall be accelerated to the date immediately preceding the consummation of the Corporate Transaction (the “Accelerated Vesting Date”), and the vesting of the Stock Units as of such Vesting Date shall be determined as follows:
(a)    The Target Number of Stock Units, if any, which shall be deemed Vested Stock Units as of the Accelerated Vesting Date will be determined in accordance with Exhibit B, except that, (i) the number of Relative ROE Units earned, if any, shall be based on (A) the arithmetic mean of ROE for the Company and each company in the KBW Regional Banking Index as of the Accelerated Vesting Date and (B) the CET1 Ratio of the Company as of the end of the fiscal quarter immediately preceding the Accelerated Vesting Date, and (ii) the number of Relative TSR Units earned, if any, shall be based on the TSR for the Company and each company in the KBW Regional Banking Index as of the Accelerated Vesting Date. Each of “ROE,” “CET1 Ratio,” and “TSR” shall be as defined in Exhibit B below.
(b)    The vesting of Stock Units and settlement of the Award pursuant to this Section shall be conditioned upon the consummation of the Corporate Transaction.

9.2    Federal Excise Tax Under Section 4999 of the Code.
(a)    Excess Parachute Payment. In the event that any acceleration of vesting the Stock Units and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for by this Agreement in order to avoid such characterization.
(b)    Determination by Professional Tax Firm. To aid the Participant in making any election called for under Section 9.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 9.2(a), the Company shall request a determination in writing by professional firm then engaged by the Company for general tax purposes. If the tax firm so engaged by the Company is serving as accountant or auditor for the acquiring company, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section. As soon as practicable thereafter, the tax firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the tax firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the tax firm such information and documents as it may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the tax firm may charge in connection with its services contemplated by this Section 9.2(b).
10.    Adjustments for Changes in Capital Structure.
Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number of Stock Units subject to the Award and/or the number and kind of shares to be issued or used to determine cash payment in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Plan Administrator, and its determination shall be final, binding and conclusive.
11.    Rights as a Stockholder or Employee.
The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 10. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company or an Affiliate and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in Service interfere in any way with any right of the Company or any Affiliate to terminate the Participant’s Service at any time.
12.    Legends.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
13.    Miscellaneous Provisions.
13.1    Compensation Recovery (Clawback). The Award is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder (the “Dodd Frank Clawback Rules”), and (ii) the Company’s Dodd Frank Clawback Policy and any other policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to the Participant. For the avoidance of doubt, if the Dodd-Frank Clawback Rules and any implementing policy apply to the Participant, then the Company may take action against this Award or any proceeds the Participant receives from it (including pursuant to the Consulting Agreement described herein) to recover any erroneously awarded compensation the Participant may have received from the Company (whether related to this Award or otherwise), all in accordance with the Dodd-Frank Clawback Rules and the applicable implementing policy and subject to the requirements of applicable law.
13.2    Termination or Amendment. The Plan Administrator may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 9 in connection with a Corporate Transaction, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A of the Code. No amendment or addition to this Agreement shall be effective unless in writing.
13.3    Nontransferability of the Award. Prior to the issuance of shares of Stock on the Settlement Date, neither this Award nor any Stock Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
13.4    Unfunded Obligation. The Participant shall have the status of a general unsecured creditor of the Company. Any amounts payable to the Participant pursuant to the Award shall be an unfunded and unsecured obligation for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Plan Administrator or the Company and the Participant, or otherwise create any vested or beneficial interest in the Participant or the Participant’s creditors in any assets of the Company. The Participant shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Award.
13.5    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
13.6    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
13.7    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company or an Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)    Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)    Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.7(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 13.7(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.7(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.7(a).
13.8    Integrated Agreement. The Grant Notice, this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and will supersede any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
13.9    Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
13.10    Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

EXHIBIT A

CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the ____ day of _____________, ______, by and between [EMPLOYEE NAME] (“Consultant”) and Western Alliance Bancorporation (the “Company”).
W I T N E S E T H:
WHEREAS, the Company desires to have the benefit of the advice, counsel and services of the Consultant for a period of time under the terms set forth in this Agreement to assist in its business.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Consultant agree as follows:
1.    Consulting Services. During the “Consulting Period” (as defined below), in addition to any services the Consultant may provide to the Company if nominated and elected as a non-employee director of the Company, the Consultant shall stand ready and shall furnish to the Company or the Company’s subsidiaries and affiliates such reasonable services of an advisory or consulting nature with respect to its business and affairs as the Company may reasonably call upon the Consultant to furnish, subject to the Consultant’s health, family, and other business commitments. The parties agree that during the Consulting Period (i) the Consultant shall be available upon reasonable notice and at reasonable times for periodic consultations, either in person or by telephone/video conference, not to exceed [[160] hours of service in any calendar year, [32] hours in any calendar month, or [12] hours on any day] [For Mr. Vecchione: [240] hours of service in any calendar year], unless agreed to in writing by the parties; (ii) in performing consulting services hereunder, the Consultant shall not be an employee of the Company but shall act in the capacity of independent contractor, and (iii) the Consultant shall not be required to render such services during Company holidays, vacation periods, or times of illness, disability or other incapacity. The “Consulting Period” means the period beginning as of the Consultant’s termination of employment with the Company and continuing until the first to occur of the following: (w) the Consultant provides the Company with written notice that the Agreement is terminated, (x) the Company provides the Consultant with written notice that the Agreement is terminated, which such notice may not be provided before the last scheduled vesting date of any Company equity compensation award that is outstanding as of the date of this Agreement, (y) the Company terminates the Consultant’s service because of the Consultant’s permanent and total disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and (z) the Consultant’s death. The parties intend that the Consultant shall have experienced a “separation from service” as defined under Section 409A of the Code upon the Consultant’s termination of services to the Company as an employee and regardless of the commitment to stand ready to provide consulting services under this Agreement.

2.    Payment for Consulting Services. In consideration of the Consultant's obligation to be available to and to render advisory and consulting services pursuant to the provisions of paragraph 1, the Company shall pay to the Consultant compensation in the amount of $_____ per documented hour of such service. The Consultant shall provide the Company with reasonable documentation of any such services on a monthly basis no later than the end of the following month, and the Company shall pay such amounts no later than 30 days after receipt. Services as a director to the Company or any of its subsidiaries and affiliates shall not be Consulting Services and will not be eligible for payment pursuant to this Agreement.
3.    Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Consultant from time to time; and to the Consultant at the Consultant’s electronic mail or postal address as shown on the records of the Company from time to time or as otherwise determined appropriate by the Company, in its sole discretion, or at such other electronic mail or postal address as the Consultant, by notice to the Company, may designate in writing from time to time.
4.    Entire Agreement. This Agreement contains the entire agreement between the Company and the Consultant with respect to the subject matter hereof, and no amendment, modification or cancellation hereof shall be effective unless the same is in writing and executed by the parties hereto (or by their respective duly authorized representatives).
5.    Applicable Law. This Agreement shall be enforced, interpreted and construed under the laws of the State of Arizona, without reference to its conflict of laws provisions.
6.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, legal representatives, successors and assigns, if any.
7.    Captions. The captions and headings set forth in this Agreement are for convenience of reference only and shall not be construed as a part of this Agreement.
8.    Multiple Originals. This Agreement is executed in multiple originals, each of which shall be deemed an original hereof.

[signatures on next page]

IN WITNESS WHEREOF, the Consultant and the Company have caused this Agreement to be duly executed as of the day and year first above written.

CONSULTANT

[NAME]

COMPANY
Western Alliance Bancorporation
By:
Name:
Title:

EXHIBIT B

(Intentionally omitted)